UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2008, Paul Brissette, a member of the Company’s board of directors, was appointed by the other members of the board as chief restructuring officer of the Company. Mr. Brissette will have sole authority for oversight of the Company’s operations, personnel, budgets, contracts, capital expenditures, and other related decisions. As he will no longer be independent, he resigned from the Company’s compensation committee concurrently with his appointment as chief restructuring officer. The board will determine Mr. Brissette’s compensation as soon as practicable.

Paul Brissette has served as Chairman of the Board, President and CEO of Piedmont Television Corporation since January 2002. For over 50 years, Mr. Brissette has served as an investor, owner and operator of various television stations across the United States. Mr. Brissette entered the television business with WWLP-TV in 1956, and his industry experience includes Brissette Broadcasting and Adams Communications, station groups which he exited after having improved their profitability through increasing sales and cost cutting. Mr. Brissette has owned over 30 television stations during his career. Mr. Brissette is a veteran of the U.S. Army, received his B.S. in Business from Holy Cross College, and attended Western New England Law School.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

None

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION

October 22, 2008	By:	/s/ Patrick G. Doran
Patrick G. Doran
Chief Financial Officer